UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 19, 2003

____________________

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charter)
Louisiana (State or other jurisdiction of incorporation or organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive		70665
P.O. Box 442, Sulphur, LA (Address of principal executive offices)		70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 19, 2003, Global Industries, Ltd. issued a press release announcing the decision rendered by Paris Commercial Court in the GTM litigation, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

  EXHIBITS.

99.1-Press Release dated November 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

                                                                                By: /s/ TIMOTHY W. MICIOTTO

                                                                                ___________________________________

                                                                                Timothy W. Miciotto

                                                                                Senior Vice President/

                                                                                Chief Financial Officer

Dated: November 19, 2003

EXHIBIT INDEX

                EXHIBIT

                NUMBER                                 EXHIBIT DESCRIPTION

                    99.1                                        Press Release dated November 19, 2003

EXHIBIT 99.1

[GLOBAL INDUSTRIES, LTD. LOGO]

FOR IMMEDIATE RELEASE

PRESS RELEASE CONTACT: WILLIAM J. DORE', JR.

Carlyss, Louisiana, (November 19, 2003) Global Industries, Ltd. (NASDAQ: GLBL) announced today that the Tribunal de Commerce de Paris (the Paris Commercial Court) issued a ruling in the long-standing litigation between Global and Groupe GTM (now Vinci) relating to the termination of the 1999 Share Purchase Agreement pursuant to which Global was to have acquired ETPM, S.A., a subsidiary of Groupe GTM. Global and Vinci have been in litigation in the Paris Commercial Court since December 1999.

The Paris Commercial Court ruled in favor of Vinci in the matter and has awarded Vinci $25.0 million plus approximately $7.0 million in interest, exchange rate differential and legal fees.  Details of the ruling are not available at this time.  Global will appeal the ruling.  An appeal of the ruling to the Cour d'appel de Paris (Paris Court of Appeals) will be a complete rehearing of the case.  The Paris Court of Appeals is not bound by any of the lower court rulings and will review all evidence in the case.  The Court also ordered Global to pay Vinci prior to completion of the Appellate process.  The appeal process is expected to take more than one year.

In making the announcement, William J. Doré, Chairman and Chief Executive Officer of the Company, said, "Although we are disappointed, we will continue to pursue the matter with our appeal.  The Company has started the process with our banking facilities to seek additional borrowing capacity under our existing credit facility.  We will also appeal the court's order to pay Vinci prior to full resolution in the court of appeals."

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, Middle East/India, South America, and Mexico's Bay of Campeche.  The Company's shares are traded on the NASDAQ National Market System under the symbol "GLBL".

This press release contains forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions.  Among the factors that could cause the actual results to differ materially are industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors.  Additional factors are included in the Company's 10-K. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

For more information, contact Investor Relations, Global Industries, Ltd., 11490 Westheimer, Suite 400, Houston, Texas 77077. Tel. (281) 529-7979 or www.globalind.com.

For additional news releases on Global Industries, Ltd., please visit Global's web site at www.globalind.com.